Exhibit 99.1
Carbonite Announces Fourth Quarter and Full Year 2016 Financial Results
Carbonite Delivers a Strong Close to a Transformative Year

BOSTON, MA - February 9, 2017 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of data protection solutions for small and midsize businesses, today announced financial results for the quarter and full year ended December 31, 2016.

Full Year 2016 Highlights:

•	Revenue of $207.0 million increased 52% year-over-year.

•	Non-GAAP revenue of $209.3 million increased 53% year-over-year.[1]

•	Net loss per share was ($0.15), as compared to ($0.80) in 2015.

•	Non-GAAP diluted net income per share was $0.60, as compared to $0.12 in 2015.[4]

“2016 was a transformative year for Carbonite. We continued to successfully execute our strategy, acquiring and developing solutions to better serve the expanding data protection needs of businesses. The acquisition of EVault early in 2016 strengthened our technology portfolio and solidified our shift to the mid-market and we continue that momentum into 2017 with our acquisition of Double-Take Software. With a significantly expanded suite of products, a unified go-to-market organization and a strong channel, we enter 2017 well positioned to capitalize on the sizeable and growing data protection market,” said Mohamad Ali, President and CEO of Carbonite.

“I am very pleased with our strong financial performance in 2016. We grew SMB to represent approximately 60% of our total bookings for the year. We drove a dramatic increase in profitability, delivering five times the non-GAAP net income and non-GAAP net income per share that we delivered in 2015. We also meaningfully exceeded our adjusted free cash flow expectations for the year. We delivered great results across the board and I am excited about our continued momentum as we start 2017,” said Anthony Folger, CFO of Carbonite.

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fourth Quarter 2016 Results:

•
Revenue for the fourth quarter was $53.5 million, an increase of 53% from $35.1 million in the fourth quarter of 2015. Non-GAAP revenue for the fourth quarter was $53.9 million, an increase of 54% from $35.1 million in the fourth quarter of 2015.[1]

•	Bookings for the fourth quarter were $54 million, an increase of 45% from $37.4 million in the fourth quarter of 2015.[2]

•	Gross margin for the fourth quarter was 72.2%, compared to 73.8% in the fourth quarter of 2015. Non-GAAP gross margin was 74.0% in the fourth quarter, compared to 75.3% in the fourth quarter of 2015.[3]

•
Net loss for the fourth quarter was ($0.7) million, compared to a net loss of ($4.6 million) in the fourth quarter of 2015. Non-GAAP net income for the fourth quarter was $3.3 million, compared to non-GAAP net income of $2.7 million in the fourth quarter of 2015.[4]

•
Net loss per share for the fourth quarter was ($0.02) (basic and diluted), compared to a net loss per share of ($0.17) (basic and diluted) in the fourth quarter of 2015. Non-GAAP net income per share was $0.12 (basic and diluted) for the fourth quarter, compared to non-GAAP net income per share of $0.10 (basic and diluted) in the fourth quarter of 2015.[4]

•
Cash flow from operations for the fourth quarter was $11.0 million, compared to $4.6 million in the fourth quarter of 2015. Adjusted free cash flow for the fourth quarter was $6.9 million, compared to $7.1 million in the fourth quarter of 2015.[5]

Full Year 2016 Results:

•	Revenue for the full year was $207 million, an increase of 52% from $136.6 million in 2015. Non-GAAP revenue for the full year was $209.3 million, an increase of 53% from $136.6 million in 2015.[1]

•	Bookings for the full year were $209.3 million, an increase of 45% from $144.1 million in 2015.[2]

•	Gross margin for the full year was 70.6%, compared to 71.6% in 2015. Non-GAAP gross margin was 72.6% in the full year, compared to 73.1% in 2015.[3]

•
Net loss for the full year was ($4.1 million), compared to a net loss of ($21.6 million) in 2015. Non-GAAP net income for the full year was $16.4 million, compared to non-GAAP net income of $3.2 million in 2015.[4]

•
Net loss per share for the full year was ($0.15) (basic and diluted), compared to a net loss per share of ($0.80) (basic and diluted) in 2015. Non-GAAP net income per share was $0.61 (basic) and $0.60 (diluted) for the full year, compared to non-GAAP net income per share of $0.12 (basic and diluted) in 2015.[4]

•	Total cash, cash equivalents and marketable securities were $59.2 million as of December 31, 2016, compared to $64.9 million as of December 31, 2015.

•	Cash flow from operations for the full year was $14.4 million, compared to $13.2 million in 2015. Adjusted free cash flow for the full year was $18.2 million, compared to $14.3 million in 2015.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for the acquisition of EVault.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, CEO transition expense, and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

Business Outlook

Based on the information available as of February 9, 2017, Carbonite expects the following for the first quarter and full year of 2017:

First Quarter 2017:

First Quarter 2017
GAAP revenue	$51.3 - $55.3 million
Non-GAAP revenue	$55.1 - $59.1 million
Non-GAAP net income per share	$0.06 - $0.08

Full Year 2017:

Full Year 2017
SMB Bookings	$158.6 - $170.2 million
Consumer Bookings Y/Y Growth	(10%) - 0% growth
GAAP revenue	$223.0 - $243.0 million
Non-GAAP revenue	$232.5 - $252.5 million
Non-GAAP net income per share	$0.72 - $0.80
Non-GAAP Gross Margin	74.0% - 75.0%
Adjusted Free Cash Flow	$14.0 - $18.0 million
Carbonite’s expectations of non-GAAP net income per share for the first quarter and full year of 2017 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 12% for the full year of 2017. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 28.8 million for the first quarter and 29.0 million for the full year of 2017.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, February 9, 2017 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 47867747.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through February 9, 2018.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements.  Such statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance; the expected future results of the acquisition of Double-Take Software, including revenues, non-GAAP EPS and growth rates; the Company’s ability to successfully integrate Double-Take Software’s business; and the Company’s expectations regarding its future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite (NASDAQ:CARB) is a leading provider of cloud and hybrid data protection solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about the cloud solutions voted #1 by PC Magazine readers, as well as our partner program and our award-winning customer support, visit us at Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick (for Carbonite)
425-306-2090
wswnacarbonite@webershandwick.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$53,488	$35,065	$206,986	$136,616
Cost of revenue	14,859	9,196	60,937	38,784
Gross profit	38,629	25,869	146,049	97,832
Operating expenses:
Research and development	8,026	6,585	33,298	28,085
General and administrative	10,464	11,792	41,332	37,265
Sales and marketing	20,278	12,860	73,347	53,671
Restructuring charges	23	120	857	469
Total operating expenses	38,791	31,357	148,834	119,490
Loss from operations	(162)	(5,488)	(2,785)	(21,658)
Interest and other income (expense), net	60	(20)	68	145
Loss before income taxes	(102)	(5,508)	(2,717)	(21,513)
Provision (benefit) for income taxes	569	(909)	1,383	102
Net loss	$(671)	$(4,599)	$(4,100)	$(21,615)
Net loss per share:
Basic and diluted	$(0.02)	$(0.17)	$(0.15)	$(0.80)
Weighted-average shares outstanding:
Basic and diluted	27,183,545	27,120,633	27,028,636	27,187,910

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$59,152	$63,936
Marketable securities	—	1,000
Trade accounts receivable, net	16,639	3,736
Prepaid expenses and other current assets	7,325	3,188
Restricted cash	135	135
Total current assets	83,251	71,995
Property and equipment, net	23,872	22,083
Other assets	157	167
Acquired intangible assets, net	13,751	8,640
Goodwill	23,728	23,105
Total assets	$144,759	$125,990
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,819	$8,384
Accrued expenses	19,768	11,559
Current portion of deferred revenue	86,311	80,269
Total current liabilities	111,898	100,212
Deferred revenue, net of current portion	21,280	18,434
Other long-term liabilities	5,747	6,271
Total liabilities	138,925	124,917
Stockholders’ equity
Common stock	285	278
Additional paid-in capital	177,931	165,391
Treasury stock, at cost	(10,657)	(5,693)
Accumulated deficit	(165,042)	(160,943)
Accumulated other comprehensive income	3,317	2,040
Total stockholders’ equity	5,834	1,073
Total liabilities and stockholders’ equity	$144,759	$125,990

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2016	2015
Operating activities
Net loss	$(4,100)	$(21,615)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,869	13,634
Loss (gain) on disposal of equipment	748	(192)
Accretion of discount on marketable securities	—	(9)
Stock-based compensation expense	8,900	10,216
Other non-cash items, net	68	(100)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(13,412)	(1,406)
Prepaid expenses and other current assets	(1,547)	1,019
Other assets	17	2,029
Accounts payable	(2,156)	2,864
Accrued expenses	8,204	595
Other long-term liabilities	(601)	(1,372)
Deferred revenue	2,384	7,511
Net cash provided by operating activities	14,374	13,174
Investing activities
Purchases of property and equipment	(7,792)	(9,730)
Proceeds from sale of property and equipment	13	286
Proceeds from maturities of marketable securities and derivatives	3,395	19,149
Purchases of marketable securities and derivatives	(1,476)	(750)
Decrease in restricted cash	—	693
Payment for acquisition, net of cash acquired	(11,625)	(1,325)
Net cash (used in) provided by investing activities	(17,485)	8,323
Financing activities
Proceeds from exercise of stock options	3,560	2,254
Excess tax benefit from equity awards	—	23
Repurchase of common stock	(4,964)	(5,671)
Net cash used in financing activities	(1,404)	(3,394)
Effect of currency exchange rate changes on cash	(269)	(251)
Net (decrease) increase in cash and cash equivalents	(4,784)	17,852
Cash and cash equivalents, beginning of period	63,936	46,084
Cash and cash equivalents, end of period	$59,152	$63,936

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP revenue	$53,488	$35,065	$206,986	$136,616
Add:
Fair value adjustment of acquired deferred revenue (1)	415	—	2,314	—
Non-GAAP revenue	$53,903	$35,065	$209,300	$136,616
(1) Excludes the impact of purchase accounting adjustments for the acquisition of EVault.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Gross profit	$38,629	$25,869	$146,049	$97,832
Gross margin	72.2%	73.8%	70.6%	71.6%
Add:
Fair value adjustment of acquired deferred revenue	415	—	2,314	—
Amortization of intangibles	633	327	2,632	1,281
Stock-based compensation expense	206	206	806	730
Acquisition-related expense	—	8	251	8
Non-GAAP gross profit	$39,883	$26,410	$152,052	$99,851
Non-GAAP gross margin	74.0%	75.3%	72.6%	73.1%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net loss	$(671)	$(4,599)	$(4,100)	$(21,615)
Add:
Fair value adjustment of acquired deferred revenue	415	—	2,314	—
Amortization of intangibles	932	530	3,870	2,005
Stock-based compensation expense	2,272	2,798	8,900	10,216
Litigation-related expense	—	968	1	6,409
Restructuring-related expense	23	—	852	334
Acquisition-related expense	657	4,486	5,464	5,625
Hostile takeover-related expense	—	—	—	1,657
CEO transition expense	—	—	—	54
Less:
Income tax effect of non-GAAP adjustments (1)	318	1,456	876	1,456
Non-GAAP net income	$3,310	$2,727	$16,425	$3,229
Non-GAAP net income per share:
Basic	$0.12	$0.10	$0.61	$0.12
Diluted	$0.12	$0.10	$0.60	$0.12
Weighted-average shares outstanding:
Basic	27,183,545	27,120,633	27,028,636	27,187,910
Diluted	28,286,618	27,259,065	27,491,064	27,282,043
(1) In connection with the SEC Staff updating its interpretive guidance on non-GAAP financial measures, the Company reassessed its calculation of the income tax effect of non-GAAP adjustments. For both the three and twelve months ended December, 31, 2015 the effect was $856K. Furthermore, the Company reclassified $600K previously included in acquisition-related expense to the income tax effect of non-GAAP adjustments. These adjustments impacted both non-GAAP net income and non-GAAP net income per share.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Research and development	$8,026	$6,585	$33,298	$28,085
Less:
Stock-based compensation expense	79	260	869	1,171
Acquisition-related expense	40	89	349	340
Non-GAAP research and development	$7,907	$6,236	$32,080	$26,574

General and administrative	$10,464	$11,792	$41,332	$37,265
Less:
Amortization of intangibles	62	40	262	200
Stock-based compensation expense	1,685	2,152	6,160	7,226
Litigation-related expense	—	966	1	6,407
Acquisition-related expense	617	4,330	4,748	5,222
Hostile takeover-related expense	—	—	—	1,657
CEO transition expense	—	—	—	54
Non-GAAP general and administrative	$8,100	$4,304	$30,161	$16,499

Sales and marketing	$20,278	$12,860	$73,347	$53,671
Less:
Amortization of intangibles	237	163	976	524
Stock-based compensation expense	302	180	1,065	1,089
Litigation-related expense	—	2	—	2
Acquisition-related expense	—	59	116	55
Non-GAAP sales and marketing	$19,739	$12,456	$71,190	$52,001

Restructuring charges	$23	$120	$857	$469
Less:
Restructuring-related expense	23	—	852	334
Non-GAAP restructuring charges	$—	$120	$5	$135

Calculation of Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$53,488	$35,065	$206,986	$136,616
Add:
Deferred revenue ending balance	107,591	98,703	107,591	98,703
Impact of foreign exchange	404	58	240	211
Less:
Beginning deferred revenue from acquisitions	—	—	6,830	—
Impact of foreign exchange	—	—		—
Deferred revenue beginning balance	107,445	96,452	98,703	91,424
Change in deferred revenue balance	550	2,309	2,298	7,490
Bookings	$54,038	$37,374	$209,284	$144,106

Calculation of Adjusted Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$11,010	$4,634	$14,374	$13,174
Subtract:
Purchases of property and equipment	4,077	1,457	7,792	9,730
Free cash flow	6,933	3,177	6,582	3,444

Add:
Payments related to corporate headquarter relocation	—	—	—	1,309
Acquisition-related payments	8	509	9,989	1,406
Hostile takeover-related payments	—	—	—	1,791
CEO transition payments	—	—	—	29
Restructuring-related payments	—	—	341	—
Cash portion of lease exit charge	(11)	101	343	887
Litigation-related payments	—	3,346	924	5,385
Adjusted free cash flow	$6,930	$7,133	$18,179	$14,251